                                                                   EXHIBIT 10.10

                             DEED OF NONCOMPETITION

      This Deed of NONCOMPETITION (this "DEED") is made as of November 30, 2000 by and between JIT Holdings Limited, a company incorporated in Singapore (the "COMPANY"), and Goh Thiam Poh Tommie, a resident of Singapore ("COVENANTOR"). This Deed shall become effective immediately prior, and subject, to the Merger Date (as defined below).

      A. The Company and Covenantor desire to enter into this Deed in connection with the transactions contemplated by the Merger Agreement dated as of August 10, 2000 (the "MERGER AGREEMENT") entered into between Flextronics International Ltd. ("FLEXTRONICS"), the Company, Goh Thiam Poh Tommie and Goh Mui Teck William. Pursuant to the terms of the Merger Agreement, on the Merger Date, as defined in the Merger Agreement (the "MERGER DATE"), Flextronics will acquire all of the outstanding equity interests in the Company in exchange for new ordinary shares of S$0.01 each in the capital of Flextronics ("ORDINARY SHARES") calculated according to the Share Exchange Ratio (as defined in the Merger Agreement). Capitalized terms used without definition herein shall have the same meanings given them in the Merger Agreement.

      B. As at the date hereof, Covenantor is a principal shareholder, officer and key employee of the Company, and has been actively involved in the development, marketing and sale of the Company's products and services and whose talents and abilities have been critical to the Company's ability to successfully carry on their respective businesses and accordingly, would remain critical in the period following immediately after the Merger (as defined in the Merger Agreement). To preserve and protect the intangible assets of the Company, including their goodwill, customers and trade secrets of which Covenantor has and will have knowledge, and in consideration for and as a material inducement to Flextronics' willingness to enter into and perform under the Merger Agreement, Covenantor has agreed to enter into this Deed.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

      1. PROVISION OF SERVICES.

            For a period of six months following the Merger Date, Covenantor shall provide such services to JIT and its related corporations as deemed necessary by JIT for the effective integration of business of both Flextronics and the Company pursuant to the Merger Agreement and Covenantor shall be paid a fair and reasonable salary every month, taking into account the last monthly salary drawn by the Covenantor and the length of time spent by Covenantor in performing such necessary services.

      2. COVENANT NOT TO COMPETE.

            (a) During the Noncompetition Period (as defined below), Covenantor shall not, without the written consent of the Company, directly or indirectly, individually or as an employee, partner, officer, director or shareholder or in any other capacity whatsoever of or for any person, firm, partnership, company or corporation other than the Company or its subsidiaries (other than as a holder of less than five per cent. of the outstanding share capital of a publicly-traded company):

                  (i) own, manage, operate, sell, control or participate in the ownership, management, operation or control of, or be connected in any similar manner with, any Competitive Business. As used herein, the term "Competitive Business" means any business that is engaged in printed circuit board design or assembly or electronics contract manufacturing or that is otherwise substantially similar to or competitive with any services or products created, distributed or under development by the Company or any of the Company's subsidiaries;

                  (ii) recruit, attempt to hire, solicit, assist others in recruiting or hiring, or refer to others concerning employment, any person who is, or was within the three months prior to such action, an employee of the Company, any of its subsidiaries, or induce or attempt to induce any such employee to terminate his employment with the Company, or any of the Company's subsidiaries;

                  (iii) induce or attempt to induce any person or entity to curtail or cancel any business or contracts that such person or entity had with the Company, or any of its subsidiaries; or

                  (iv) contact, solicit or call upon any customer of the Company, or any of its subsidiaries on behalf of any other person or entity for the purpose of selling or providing any services or products of the type normally sold or provided by the Company, or any of its subsidiaries.

"NONCOMPETITION PERIOD" means the period beginning on the Merger Date and ending on the latter of (i) the first anniversary after the termination of Covenantor's employment with the Company and (ii) the third anniversary of the Merger Date.

            (b) The agreements set forth in this Section 2 include within their scope (i) Singapore, Malaysia, Indonesia, Hungary and the People's Republic of China (ii) all states of the United States, and all other countries, in which the Company, any of its subsidiaries has engaged in manufacturing or sales or otherwise conducted business or selling or licensing efforts at any time during the period beginning one year prior to the Merger Date and ending at such time as Covenantor is no longer an employee of the Company. Covenantor acknowledges that the scope and period of restrictions and the geographical area to which the restriction imposed in this Section 2 shall apply are fair and reasonable and are reasonably required for the protection of the Company and that Section 2(a) of this Deed accurately describes the business to which the restrictions are intended to apply.

            (c) It is the desire and intent of the parties that the provisions of this Section 2 shall be enforced to the fullest extent permissible under applicable law. If any particular provision or portion of this Section shall be adjudicated to be invalid or unenforceable, this Deed shall be deemed amended to revise those provisions or portions to the minimum extent necessary to render them enforceable. Such amendment shall apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication was made.

            (d) Covenantor acknowledges that any breach of the covenants of
Section 2 will result in immediate and irreparable injury to the Company and, accordingly, consents to the application of injunctive relief and such other equitable remedies for the benefit of the Company as may be appropriate in the event such a breach occurs or is threatened. The foregoing remedies shall be in addition to all other legal remedies to which the Company may be entitled hereunder, including, without limitation, monetary damages.

     3. MISCELLANEOUS.

            (a) Notices. Any and all notices permitted or required under this Deed must be in writing. Notices will be delivered personally, by mail or express delivery, postage prepaid, or by facsimile, and will be deemed given upon actual delivery or, if mailed by registered or certified mail, on the third business day following deposit in the mails, or, if by facsimile, against confirmation of receipt thereof, addressed as follows:

                      If to the Company:

                      2 Changi South Lane
                      Singapore 486123
                      Attention:  Tong Choo Cherng
                      Fax:  (65) 543 1888

                      With a copy to:

                      Flextronics International (USA), Inc.
                      2090 Fortune Drive
                      San Jose, CA 95131
                      Attn:  Tom Smach

                      If to Covenantor:


                      GOH THIAM POH TOMMIE

                      3 Sunset Crescent
                      Singapore 597492

            (b) Amendments. This Deed contains the entire agreement between the Company and Covenantor with respect to the Noncompetition covenants to the Company, and supersedes all prior agreements between the Company and Covenantor concerning any such covenants, and may not be changed or modified in whole or in part except by a writing signed by the party against whom enforcement of the change or modification is sought.

            (c) Successors and Assigns; Beneficiaries. This Deed shall extend to and be binding upon Covenantor, Covenantor's legal representatives, heirs and distributees, and upon the Company, its successors and assigns. This Deed is not assignable by either Covenantor or the Company, except that the rights and obligations of the Company under this Deed may be assigned to a corporation which becomes the successor to the Company as the result of a merger or other corporate reorganization and which continues the business of the Company, or to any subsidiary of the Company.

            (d) Governing Law. This Deed shall be governed by and construed in accordance with the laws of Singapore without regard to conflicts of law principles.

            (e) No Waiver. The failure of either party to insist on strict compliance with any of the terms of this Deed will not be deemed to be a waiver of any term of this Deed or of that party's right to require strict compliance with the terms of this Deed in any other instance.

            (f) Severability. Covenantor and the Company each recognise that the limitations contained herein are reasonably and properly required for the adequate protection of the interests of the Company. If for any reason a court of competent jurisdiction or binding arbitration proceeding finds any provision of this Deed, or the application thereof, to be unenforceable, the remaining provisions of this Deed will be interpreted so as best to reasonably effect the intent of the parties. The parties further agree to replace any such invalid or unenforceable provisions with valid and enforceable provisions designed to achieve, to the extent possible, the business purposes and intent of such unenforceable provisions.

            (g) Counterparts. This Deed may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

            (h) Independent Review. Covenantor acknowledges that Covenantor has had an opportunity to consult with independent legal counsel of Covenantor's own choosing with regard to terms of this Deed, and enters into this Deed voluntarily and with a full understanding of its terms.

            (i) Arbitration. Any disputes or controversy between the parties to this Deed, including allegations of fraud, misrepresentation or violation of any federal, state or local statute, regulation, ordinance or law including those pertaining to employment discrimination, arising from or as a result of this Deed, or the resulting business dealings between the Company and Covenantor shall be resolved, after the parties attempt informal resolution, exclusively by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. All arbitration hearings shall be held in Singapore within one hundred twenty (120) days from the date arbitration is demanded by any of the parties and the arbitrator shall render his/her written decision within thirty (30) days after the Arbitration hearing has concluded. The decision of the arbitrator shall be final and binding on all parties, and may be entered as a judgment by any party with any federal or state court of competent jurisdiction. The parties to the arbitration hearing shall share any filing fees and arbitrator's fees which must be paid in advance of the hearing equally; however, as set forth below the prevailing party shall be entitled to recover from the losing party all costs that it has incurred as a result of the arbitration hearing, including fees paid to the arbitrator, travel costs and attorney's fees. This provision shall not alter the rights of the parties to seek and obtain the provisional equitable remedies provided under any applicable state or federal law.

            (j) Jurisdiction; Venue; Attorney's Fees. Subject to the provisions of Section 3(i) hereof, the parties do hereby agree and submit to personal jurisdiction in Singapore for the purposes of any proceedings brought to enforce or construe the terms of this Deed or to resolve any dispute or controversy arising under, as a result of, or in connection with this Deed, and do hereby agree and stipulate that any such proceedings shall be venued and held in Singapore. The prevailing party in any such proceeding shall be entitled to recover from the losing party all costs that it has incurred as a result of such proceeding including but not limited to all travel costs and attorney's fees.

      IN WITNESS WHEREOF, this Deed has been executed by the Covenantor and is intended to be and is hereby delivered on the date first above written.

JIT HOLDINGS LIMITED                   COVENANTOR

By:
   ----------------------------------  ----------------------------------------
Name:                                  Signed, sealed and delivered by Goh Thiam
Title:                                 Tommie in the presence of: